                                                                     Exhibit 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           ARI NETWORK SERVICES, INC.


     These amended and restated Articles of Incorporation are executed by the undersigned to supersede and replace the heretofore existing Articles of Incorporation of ARI Network Services, Inc., as amended (the "Corporation"), a corporation organized under Chapter 180 of the Wisconsin Statutes:

                                   ARTICLE I

     The name of the Corporation is ARI Network Services, Inc.

                                   ARTICLE II

     The period of existence of the Corporation shall be perpetual.

                                  ARTICLE III

     The Corporation is authorized to engage in any lawful activity for which corporations may be organized under Chapter 180 of the Wisconsin Statutes and any successor provisions.

                                   ARTICLE IV

     4.1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class of par value and the par value thereof per share shall be as follows:


                   Designation      Par Value     Authorized
                     of Class       Per Share  Number of Shares
                ------------------  ---------  ----------------

                Common Stock .....      $.001        16,525,200
                Preferred Stock ..      $.001         1,000,000


     4.2. Rights of Classes. The preferences, limitations and relative rights of shares of each class of stock shall be as follows:

     4.2.1.  Common Stock.

     (a) Voting. Except as otherwise provided by law and except as may be provided with respect to shares of Preferred Stock in accordance with subparagraph 4.2.2(a)(ii), below, only the holders of shares of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Except as otherwise provided by law, upon any such vote, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such shareholder.

     (b) Dividends. Subject to the provisions of subparagraph 4.2.2(d), below, the holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors, in its discretion, out of any funds of the Corporation at the time legally available for payment of dividends on Common Stock.

     (c) Liquidation. In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after there have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts to which they are entitled as provided in subparagraph 4 2.2(e), below, the holders of outstanding shares of Common Stock shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Corporation available for distribution.

     4.2.2.  Preferred Stock.

     (a) Series and Variations Between Series. The Preferred Stock may from time to time as hereinafter provided, be divided into and issued in one or more series, and the Board of Directors is hereby expressly authorized to establish one or more series, to fix and determine the variations as among series and to fix and determine, prior to the issuance of any shares of a particular series, the following designations, terms, limitations and relative rights and preferences of such series:

           (i) the designations of such series and the number of shares which shall constitute such series, which number may at any time, or from time to time, be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors unless the Board of Directors shall have otherwise provided in establishing such series;

           (ii) whether and to what extent the shares of that series shall have voting rights, in addition to the voting rights provided by law, which might include the right to elect a specified number of directors in any case or if dividends on such series were not paid for a specified period of time;

           (iii) the yearly rate of dividends, if any, on the shares of such series, the dates in each year upon which such dividend shall be payable and, the date or dates from which any such cumulative dividend shall be cumulative;

           (iv) the amount per share payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

           (v) the terms, if any, on which the shares of such series shall be redeemable, and, if redeemable, the amount per share payable thereon in the case of the redemption thereof (which amount may vary for (i) shares redeemed on different dates; and (ii) shares redeemed through the operation of a sinking fund, if any, applicable to such shares, from the amount payable with respect to shares otherwise redeemed);

           (vi) the extent to and manner in which a sinking fund, if any, shall be applied to the redemption or purchase of the shares of such series, and the terms and provisions relative to the operation of such fund;

           (vii) the terms, if any, on which the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class and, if so convertible, the price or prices or the rate or rates of conversion, including the method, if any, for adjustments of such prices or rates, and any other terms and conditions applicable thereto; and

           (viii) such other terms, limitations and relative rights and preferences, if any, of such series as the Board of Directors may lawfully fix and determine and as shall not be inconsistent with the laws of the State of Wisconsin or these Articles of Incorporation.

     (b) Redemption Right. Shares of Preferred Stock may be issued which are redeemable by the Corporation at the price or prices determined by the Board of Directors for shares of each series as provided in subparagraph 4.2.2(a)(v), above.

     (c) Conversion of Preferred Stock. Shares of Preferred Stock may be issued which are convertible into shares of Common Stock or shares of any other series of Preferred Stock on the terms and conditions determined by the Board of Directors for shares of each series as provided in subparagraph 4.2.2(a)(vii), above.

     (d) Dividends. Shares of Preferred Stock may be issued which entitle the holders thereof to cumulative, noncumulative or partially cumulative dividends. The holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the annual rate fixed by the Board of Directors with respect to each series of shares and no more. Such dividends shall be payable on such dates and in respect of such periods in such year as may be fixed by the Board of Directors to the holders of record thereof on such date as may be determined by the Board of Directors. Such dividends shall be paid or declared and set apart for payment for each dividend period before any dividend (other than a dividend payable solely in Common Stock) for the same period shall be paid upon or set apart for payment on the Common Stock, and, if dividends on the Preferred Stock shall be cumulative or partially cumulative, all unpaid dividends thereon for any past dividend period shall be fully paid or declared and set apart for payment, but without interest, before any dividend (other than a dividend payable solely in Common Stock) shall be paid upon or set apart for payment on the Common Stock. The holders of Preferred Stock shall not, however, be entitled to participate in any other or additional earnings or profits of the Corporation, except for such premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up.

     (e) Liquidation. In the event of liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Corporation fixed by the Board of Directors with respect to such shares as provided in subparagraph 4.2.2(a)(iv), above, before any amount shall be paid to the holders of the Common Stock.

     (f) Reissue of Shares. Shares of the Preferred Stock which shall have been converted, redeemed, purchased or otherwise acquired by the Corporation, whether through the operation of a sinking fund or otherwise, shall be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the Preferred Stock other than the series of which they were originally a part.

                                   ARTICLE V

     No holder of any stock of the Corporation shall have any preemptive or subscription rights nor be entitled, as of right, to purchase or subscribe for any part of the unissued stock of this Corporation or of any additional stock issued by reason of any increase of authorized capital stock of this Corporation or other securities whether or not convertible into stock of this Corporation.

                                   ARTICLE VI

     A dividend payable in shares of any class of stock of the corporation may be paid in shares of any other class without specific approval of such issuance by the shareholders of he class of stock to be issued.

                                  ARTICLE VII

     The address of the registered office of the Corporation is 330 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 in Milwaukee County. The name or its registered agent at such address is Michael R. Pelton.

                                  ARTICLE VIII

     8.1. Number of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provisions of these Articles of Incorporation applicable thereto) shall not be less than 3 nor more than 11 directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office except that the number of initial directors constituting the initial Board of Directors shall be 10.

     8.2. Classification. The directors shall be divided into three classes, designated Class I, Class II and Class III, and the term of office of directors of each class shall be three years. Class I shall consist of four directors; Class II shall consist of three directors; and Class III shall consist of three directors. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article VIII, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. The term of office for each director shall be three years; provided, however, that the initial term of office of Class I directors shall expire at the first annual meeting of shareholders after their election, that of the Class II directors shall expire at the second annual shareholder meeting after their election, and that of the Class III directors shall expire at the third annual meeting after their election.

     8.3. Term of Office. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he or she has been elected and until his or her successor shall be elected and shall qualify.

     8.4. Removal. Exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, no director of the Corporation may be removed from office, except for Cause and by the affirmative vote of seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Article VIII, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse effect on the business of the Corporation.

     8.5. Nomination. No person, except those nominated by or at the direction of the Board of Directors, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request, in the form established by the Corporation's by-laws, that a person's name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation, together with the written consent of such person to serve as a director, (i) with respect to an election held at an annual meeting of shareholders, not less than 90 nor more than 150 days prior to the meeting date fixed pursuant to the Corporation's by-laws, or (ii) with respect to an election held at a special meeting of shareholders for the election of directors, not less than the close of business on the eighth day following the date on which notice of such meeting is given to shareholders.

                                   ARTICLE IX

     Notwithstanding any provision of these Articles of Incorporation: (i) Sections 4.2.2, 8.1, 8.2, 8.3, 8.4 and Articles IX and X of these Articles of Incorporation may be amended, altered or repealed only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding total shares of stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than seventy-five percent (75%) of the shares of each class or series, if any, entitled to vote thereon at such meeting; and (ii) any other provisions of these Articles of Incorporation may be amended, altered or repealed by the affirmative vote of the holders of not less than a majority of the shares of each class or series, if any, entitled to vote thereon at such meeting; provided, however, that this Article IX shall not limit the power of the Corporation's Board of Directors to make certain amendments to the Articles of Incorporation under Chapter 180 of the Wisconsin Statutes and any successor provisions without shareholder approval.


                                   ARTICLE X

     Except as required by law, and notwithstanding any other provision of these Articles of Incorporation or the Corporation's By-laws, the Corporation's By-laws may be amended, altered or repealed, and new By-laws may be enacted only by a vote of not less than three-quarters (3/4) of the entire Board of Directors then in office, or by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose.

                                  CERTIFICATE

     This is to certify that the foregoing Amended and Restated Articles of Incorporation of ARI Network Services, Inc. contain the amendments, briefly described below, to the Articles of Incorporation. All of these amendments were adopted in accordance with Wisconsin Statute sec. 180.1003, by the Board of Directors on September 19, 1991 and by the Shareholders on September 20, 1991.

     Articles IV, V, XII and XIII have been deleted in their entirety.

     Article VI, stating the number of authorized shares and dividing such shares among seven classes of common stock and three classes of preferred stock, is amended as set forth in the new Section 4.1 of Article IV to provide the same number of authorized shares divided between a single class of common stock and a single class of preferred stock. The provisions for the reclassification of common stock and the conversion of the preferred stock is set forth in Section 6.6 of Article VI. The par value of all shares following the amendment is $.001 per share. The number of authorized shares is not changed by the amendment.

     Article VII, stating the rights and preferences of the various classes of preferred and common stock, is amended as set forth in the new Section 4.2 of
Article IV.

     Article VIII, stating the number and manner of election of directors and dividing such directors among five classes, is amended as set forth in the new
Article VIII, which divides the directors among three classes.

     Article X, providing preemptive rights to certain shareholders upon certain issuances of securities, is amended to eliminate all preemptive rights as set forth in the new Article V.

     Article XI, stating which matters require shareholder approval in excess of a simple majority, is amended as set forth in the new Article IX.

     A portion of Section 11.4 of Article XI, relating to the amendment of the By-laws of the Corporation, is amended to provide that the By-laws may be amended by the Board of Directors as set forth in the new Article X.

     Article IX is renumbered as new Article VII.

     A new Article VI, providing for the payment of dividends in shares of stock, has been added.

     EXECUTED on behalf of the Corporation on Tuesday, November 12, 1991.


                                     By:  /s/  Edward D. Markham
                                          ----------------------------
                                          Edward D. Markham, President

This document was drafted by:  An acknowledgment copy of the filed document should be sent to:

Ruth E. Booher                 Mark Koczela
330 East Kilbourn Avenue       Godfrey & Kahn, S.C.
Milwaukee, W1 53202            780 North Water Street
(414) 283-4507                 Milwaukee, W1 53202
                               (414) 273-3500

                             ARTICLES OF AMENDMENT

                                       OF

                           ARI NETWORK SERVICES, INC.


     On December 2, 1994, in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution to amend the articles of incorporation of ARI Network Services, Inc. was duly adopted:

           BE IT RESOLVED, Paragraph 4.1 of the Amended and Restated Articles of Incorporation of ARI Network Services, Inc. is hereby amended to read as follows:

           4.1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class of par value and the par value thereof per share shall be as follows:


         Designation        Par Value       Authorized
           of Class         Per Share    Number of Shares
      ------------------    ---------    ----------------

      Common Stock .....        $.001          25,000,000
      Preferred Stock ..        $.001           1,000,000


      Executed in duplicate this 4th day of December, 1994.

                                   ARI NETWORK SERVICES, INC.



                                   By:   /s/  Don Knudsen
                                         --------------------------
                                         Don Knudsen, President and
                                         Chief Executive Officer

This instrument was drafted by:

      Larry D. Lieberman
      Godfrey & Kahn, S.C.
      780 North Water Street
      Milwaukee, Wisconsin 53202

                             ARTICLES OF AMENDMENT

                                       OF

                           ARI NETWORK SERVICES, INC.



Pursuant to Section 180.0602 of the Wisconsin Business Corporation Law,

     ARI Network Services, Inc., a corporation organized and existing under the Wisconsin Business Corporation Law (the "Company"), DOES HEREBY CERTIFY:

     That (a) pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company and in accordance with Section
180.1002 of the Wisconsin Statutes, the Board of Directors on July 17, 1997 adopted the resolution set forth below creating a series of Preferred Stock, par value $.001 per share, designated as Series A Preferred Stock, (b) shareholder action approving the creation of the Series A Preferred Stock was not required, and (c) no shares of Series A Preferred Stock have been issued:

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Company be and it hereby is created, and that the designation and amount and relative rights, limitations and preferences thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"); the number of shares constituting such series shall be Forty Thousand (40,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company into Series A Preferred Stock.

     Section 2. Voting Rights. The holders of the Series A Preferred Stock shall not, except as required by law, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Company's stockholders. On any matters in which the holders of shares of the Series A Preferred Stock shall be so entitled to vote under applicable law, they shall be entitled to one (1) vote for each share held.

     Section 3.  Dividends.

     (a) Each holder of a share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Company's Board of Directors, out of the funds of the Company legally available therefor, cumulative dividends during each Quarterly Dividend Period (as hereinafter defined) that such share of Series A Preferred Stock is outstanding at a per annum dividend rate equal to the product of (i) One Hundred Dollars and (ii) two percent (2%) per annum above the fluctuating per annum rate of interest published from time to time in the Midwest Edition of The Wall Street Journal under the "Money Rates" caption as the "Prime Rate" (and if more than one such "Prime Rate" shall be so published on any date, the highest of such rates for such date), which rate shall change effective as of the date of any published change in such published "Prime Rate," but not less than a rate per annum equal to Ten Dollars ($10.00) per share nor more than Fourteen Dollars ($14.00) per share; provided, however, that dividends for any period during which any shares of Series A Preferred Stock shall be outstanding for less than a full Quarterly Dividend Period (as defined below) shall be paid pro rata based on the actual number of days in such Quarterly Dividend Period. As used herein, "Quarterly Dividend Period" means the period from November 1 through the next January 31, from February 1 through the next April 30, from May 1 through the next July 31 or from August 1 through the next October 31; provided that the first Quarterly Dividend Period shall be the period commencing on the date of initial issuance of shares of the Series A Preferred Stock (other than Additional Shares (as defined below)) and ending on October 31, 1997.

     (b) Except as provided below, each such dividend shall be paid in cash on the first day of February, May, August and November in each year (each a "Quarterly Dividend Payment Date") commencing on November 1, 1997, to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Company on such record date as shall be fixed by the Board of Directors of the Company or a duly authorized committee thereof, which date shall be at least ten (10) but no more than thirty (30) days preceding the Quarterly Dividend Payment Date immediately following the relevant Quarterly Dividend Period. Notwithstanding anything to the contrary herein, prior to August 1, 2002, all (but not less than all) dividends payable on any particular Quarterly Dividend Payment Date may be paid, at the option of the Company, in lieu of cash, in additional shares of Series A Preferred Stock ("Additional Shares") with a Liquidation Preference (as defined below) equal to the amount of such dividend. Such Quarterly Dividend Payment Date shall be the original issuance date of such Additional Shares for purposes of the accrual of dividends. Prior to each issuance of any Additional Shares as a dividend on any of the Series A Preferred Stock, the Company will prepare and mail to each holder of shares of the Series A Preferred Stock a certificate setting forth the computation of the number of Additional Shares issuable in payment of such dividend to each holder of record of the Series A Preferred Stock. A dividend payment in Additional Shares shall not be considered paid if the Company, on the applicable Quarterly Dividend Payment Date, has not caused share certificates representing the Additional Shares issuable in payment of such dividend to be delivered to the holders of the Series A Preferred Stock.

     (c) The amount of any dividends "accrued" on any share of the Series A Preferred Stock at any Quarterly Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Quarterly Dividend Payment Date, whether or not earned or declared. Dividends in arrears shall bear dividends as if such dividends in arrears had been declared and paid in Additional Shares as set forth herein. Dividends on account of arrears for any past Quarterly Dividend Periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Company or a duly authorized committee thereof.

     (d) So long as any shares of the Series A Preferred Stock shall remain outstanding, no dividends shall be paid or declared, or other distributions made (upon dissolution or otherwise), whether in cash or property or in obligations or shares of the Company, on any shares of the Common Stock or stock of any other series of Preferred Stock of the Company over which the Series A Preferred Stock has a priority in the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Company ("Junior Preferred Stock") (other than dividends payable solely in shares of Common Stock or Junior Preferred Stock), nor shall any shares of the Common Stock or Junior Preferred Stock be purchased, redeemed, retired or otherwise acquired by the Company or any corporation or other entity controlled by the Company for any consideration of any kind (or any payment made to or available for a sinking fund for the redemption of any such securities), and neither the Company nor any corporation or other entity controlled by the Company shall incur any obligation for any of the foregoing.

     Section 4.  Redemption.

     (a) The Company may, at the election of its Board of Directors, redeem outstanding shares of the Series A Preferred Stock, in whole at any time or in part from time to time, at the redemption price of One Hundred Dollars ($100.00) per share, plus, in each case, accrued and unpaid dividends through the day immediately preceding the date fixed for the redemption of shares of the Series A Preferred Stock (the "Redemption Date"), but without premium.

     (b) At least ten (10) days but not more than sixty (60) days prior to the Redemption Date, written notice of such redemption shall be mailed to each holder of record of shares of the Series A Preferred Stock to be redeemed, in a postage prepaid envelope sent by first class mail and addressed to such holder at its post office address as shown on the records of the Company; provided, however, that no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of the shares of the Series A Preferred Stock to be redeemed.

     Each such notice shall state:

           (1)  the Redemption Date;

           (2) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder and the method of calculating such number;

           (3) the cash redemption price (including the amount of accrued dividends being paid);

           (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and

           (5) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date.

On or after the Redemption Date, each holder of shares of the Series A Preferred Stock to be redeemed shall present and surrender its certificate or certificates for such shares (duly endorsed for transfer or accompanied by appropriate stock powers) to the Company at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof. In case fewer than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the shares that are not redeemed. From and after the Redemption Date (unless the Company shall default in payment of the redemption price), all dividends on the shares of the Series A Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the Redemption Date), without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     (c) If fewer than all of the shares of the Series A Preferred Stock are to be redeemed, the Board of Directors of the Company shall select the shares of the Series A Preferred Stock to be redeemed pro rata (or as nearly pro rata as practicable); provided, however, that no fractional shares of the Series A Preferred Stock shall be redeemed.

     Section 5. Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Company, the amount of One Hundred Dollars ($100.00) in cash for each share of the Series A Preferred Stock (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends on each such share to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock or any Junior Preferred Stock. After such payment to the holders of the

Series A Preferred Stock, the holders of the Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

     Section 6. Additional Issuances of Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not issue any additional Preferred Stock, other than Junior Preferred Stock (as defined in Section 3(d) hereof) or additional shares of Series A Preferred Stock as provided in Section 3(b) hereof.

                                    *  *  *

     Executed this 18th day of July, 1997.

                                         ARI NETWORK SERVICES, INC.

[Corporate Seal]


                                         /s/  Brian E. Dearing
                                         -------------------------------
                                         Brian E. Dearing, President and
                                         Chief Executive Officer

This instrument was drafted by
Larry D. Lieberman
Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, Wisconsin  53202

                             ARTICLES OF AMENDMENT

                                       OF

                           ARI NETWORK SERVICES, INC.


     On November 19, 1997, in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution to amend the articles of incorporation of ARI Network Services, Inc. was duly adopted:

           RESOLVED, that the Company effect a 1-for-4 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock to be effected by amending Paragraph 4.1 of the Amended and Restated Articles of Incorporation of ARI Network Services, Inc. to read as follows:

           4.1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class of par value and the par value thereof per share shall be as follows:


        Designation             Par Value         Authorized
         of Class               Per Share      Number of Shares
      ---------------           ---------      ----------------
      Common Stock...........       $.001            25,000,000
      Preferred Stock........       $.001             1,000,000

           Upon filing of the Articles of Amendment with the Department of Financial Institutions, each share of Common Stock issued at that time shall automatically be reclassified and changed into one-fourth (1/4) of one share of Common Stock. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split effected by this paragraph, the Company shall issue to any shareholder that would otherwise receive fractional shares one (1) additional share of Common Stock.

      Executed in duplicate this 19th day of November, 1997.

                                         ARI NETWORK SERVICES, INC.



                                         By: /s/ Brian E. Dearing
                                             -------------------------------
                                             Brian E. Dearing, President and
                                             Chief Executive Officer

This instrument was drafted by:

Larry D. Lieberman
Godfrey & Kahn, S.C.

780 North Water Street
Milwaukee, Wisconsin  53202

                             ARTICLES OF AMENDMENT

                                       OF

                           ARI NETWORK SERVICES, INC.



     ARI Network Services, Inc., a corporation organized and existing under the Wisconsin Business Corporation Law (the "Company"), DOES HEREBY CERTIFY:

     That in accordance with Section 180.1003 of the Wisconsin Statutes, on December 10, 1998, the shareholders of the Company adopted the resolution set forth below amending the Company's articles of incorporation by amending certain of the rights, limitations and preferences applicable to the Company's Series A Preferred Stock:

     NOW, THEREFORE, BE IT RESOLVED, that the relative rights, limitations and preferences of the Company's previously designated Series A Preferred Stock shall be amended as follows:

     1. Section 3(a) of the Articles of Amendment creating the Series A Preferred Stock shall be amended and restated to read as follows:

     Section 3.  Dividends.

     (a) Each holder of a share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Company's Board of Directors, out of the funds of the Company legally available therefor, cumulative dividends during each Quarterly Dividend Period (as hereinafter defined) that such share of Series A Preferred Stock is outstanding (or retroactive to such earlier date as the Company's Board of Directors may determine) at a per annum dividend rate equal to the product of (i) One Hundred Dollars and (ii) two percent (2%) per annum above the fluctuating per annum rate of interest published from time to time in the Midwest Edition of The Wall Street Journal under the "Money Rates" caption as the "Prime Rate" (and if more than one such "Prime Rate" shall be so published on any date, the highest of such rates for such date), which rate shall change effective as of the date of any published change in such published "Prime Rate," but not less than a rate per annum equal to Ten Dollars ($10.00) per share nor more than Fourteen Dollars ($14.00) per share; provided, however, that dividends for any period during which any shares of Series A Preferred Stock shall be outstanding, or for which dividends otherwise accrue, for less than a full Quarterly Dividend Period (as defined below) shall be paid pro rata based on the actual number of days in such Quarterly Dividend Period. As used herein, "Quarterly Dividend Period" means the period from November 1 through the next January 31, from February 1 through the next April 30, from May 1 through the next July 31 or from August 1 through the next October 31; provided that the first Quarterly Dividend Period applicable to the initial issuance of Series A Preferred Stock shall be the period commencing on the date of such initial issuance of shares of Series A Preferred Stock and ending on October 31, 1997.

     2. Section 6 of the Articles of Amendment creating the Series A Preferred Stock shall be amended and restated to read as follows:

     Section 6. Additional Issuances of Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not issue any additional Preferred Stock, other than to (x) any holder of Series A Preferred Stock, (y) Junior Preferred Stock (as defined in Section 3(d) hereof) or (z) additional shares of Series A Preferred Stock as provided in Section 3(b) hereof.

                                    *  *  *

     Executed this 28th day of December, 1998.

                                  ARI NETWORK SERVICES, INC.

[Corporate Seal]


                                   /s/  Brian E. Dearing
                                        ----------------------------------
                                        Brian E. Dearing, Chairman of the Board,
                                        President and Chief Executive Officer

This instrument was drafted by
Larry D. Lieberman
Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, Wisconsin  53202